UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2005 (August 22, 2005)

BEA SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-22369	77-0394711
(Commission File Number)	(I.R.S. Employer Identification No.)

2315 North First Street, San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

(408) 570-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 22, 2005, the Registrant entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Plumtree Software, Inc., a Delaware corporation (“Plumtree”) and Baja, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Plumtree, with Plumtree continuing as the surviving corporation and wholly-owned subsidiary of the Registrant (the “Merger”).

At the effective time and as a result of the Merger, (i) each share of Plumtree common stock issued and outstanding immediately prior to the effective time of the Merger will be canceled and converted into the right to receive $5.50 in cash; and (ii) each vested option to purchase shares of Plumtree common stock will be canceled and converted into the right to receive a cash payment in the amount equal to the difference between $5.50 and the exercise price for such vested option. Each unvested option to purchase shares of Plumtree common stock will be assumed by Registrant and converted into an option to purchase shares of the Registrant’s common stock pursuant to a formula as set forth in the Merger Agreement. Warrants to purchase shares of Plumtree common stock will be converted into the right to receive a cash payment in the amount equal to the difference, if any, between $5.50 and the exercise price for such warrant.

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this type. The transaction has been approved by both companies’ boards of directors and is subject to the approval of Plumtree’s stockholders, regulatory approvals and customary closing conditions. The Merger Agreement provides certain termination rights for both the Registrant and Plumtree and provides that, under certain circumstances, Plumtree may be obligated to pay the Registrant a termination fee of $5.5 million.

In connection with the execution of the Merger Agreement, each of the members of the board of directors and each executive officer of Plumtree has entered into a voting agreement (the “Voting Agreement”) with the Registrant, in which such directors and executive officers have agreed to vote their respective shares of Plumtree common stock in favor of the Merger and have granted the Registrant a proxy to vote their shares at any Plumtree stockholder meeting convened to consider the Merger.

A copy of the Merger Agreement and Voting Agreement are attached hereto as Exhibits 2.01 and 2.02, respectively, and are incorporated herein by reference. In addition, a copy of a press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1 The foregoing description of the Merger Agreement and Voting Agreement are qualified in their entirety by reference to the full text of the Merger Agreement and the Voting Agreement.

Item 9.01. Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description
2.01	Agreement and Plan of Merger dated August 22, 2005, by and among the Registrant, Plumtree Software, Inc. and Baja, Inc.

2.02	Form of Voting Agreement dated as of August 22, 2005 between certain directors and officers of Plumtree Software, Inc. and the Registrant

99.1	Press Release disseminated on August 22, 2005 announcing the execution of the definitive Agreement and Plan of Merger pursuant to which the Registrant will acquire Plumtree Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.
(the Registrant)

By:	/s/ Mark Dentinger
Mark Dentinger
Executive Vice President and Chief Financial Officer

Dated: August 23, 2005